AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS AMENDMENT, dated as of the 19th day of Febuary, 2019, to the Distribution Agreement dated as of June 25, 2018, as amended (the “Agreement”), is entered into by and between ETF Series Solutions (the “Trust”), a Delaware statutory trust, and Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company.

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement to add funds in the manner set forth herein; and

WHEREAS, Article 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties.

NOW, THEREFORE, the parties agree to amend the current exhibit to add the following series of ETF Series Solutions:

Defiance Next Gen Connectivity ETF
Defiance Junior Robotics ETF
Defiance Junior Cyber Security ETF
Defiance Junior Cloud Computing and Big Data ETF
Defiance Junior Biotechnology ETF
Defiance Junior Applied AI ETF
Defiance Encrypted Software Technologies ETF

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Schedule A is hereby superseded and replaced with Schedule A attached hereto.

This amendment will become effective upon the commencement of operations of the Defiance Next Gen Connectivity ETF, Defiance Junior Robotics ETF, Defiance Junior Cyber Security ETF, Defiance Junior Cloud Computing and Big Data ETF, Defiance Junior Biotechnology ETF, Defiance Junior Applied AI ETF, and Defiance Encrypted Software Technologies ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS		QUASAR DISTRIBUTORS, LLC

By:	/s/ Michael D. Barolsky	By:	/s/ Teresa Cowan

Name: Michael D. Barolsky		Name: Teresa Cowan
Title: Vice President and Secretary		Title: President

Defiance

SCHEDULE A

List of Funds

Name of Series
Defiance Future Tech ETF
Defiance Quantum ETF
Defiance Vehicle & Technology Innovators ETF
Defiance Next Gen Connectivity ETF
Defiance Junior Robotics ETF
Defiance Junior Cyber Security ETF
Defiance Junior Cloud Computing and Big Data ETF
Defiance Junior Biotechnology ETF
Defiance Junior Applied AI ETF
Defiance Encrypted Software Technologies ETF

Defiance